Exhibit 99.1

China Marine Food Group Limited Announces
 Going Dark and Voluntary Delisting from NYSE MKT

SHISHI, China, October 22, 2013 -- China Marine Food Group Limited (NYSE MKT: CMFO) ("China Marine" or the "Company"), a manufacturer of Mingxiang® seafood-based snack foods, Hi-Power® marine algae-based beverages and a distributor of frozen marine catch, today announced that, on October 21, 2013, its board of directors concluded that voluntarily delisting the Company’s common stock from the NYSE MKT and voluntarily deregistering from the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are in the best interests of the Company.  The Company is eligible to deregister its common stock because it has fewer than 300 stockholders of record.

Accordingly, the Company intends to file on or about November 1, 2013 a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock from the NYSE MKT and to deregister its common stock from Section 12(b) of the Exchange Act. The Company also intends to file on or about November 11, 2013 a Form 15 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act. Immediately upon the filing of Form 15, the Company will no longer be obligated to file certain Exchange Act reports with the SEC. Following delisting and deregistering, the Company presently intends to provide quarterly and annual information regarding its performance through postings to its website.

It is expected that delisting will take effect on or about November 11, 2013, and at that time the Company’s shares will no longer be traded on the NYSE MKT.

The Company’s board of directors determined, after careful consideration, that voluntarily delisting and deregistering is in the overall best interests of the Company. The following factors were considered, in addition to others, by the board of directors in taking this action:

●	the cost savings that may be realized by the Company as a result of the elimination of its obligation to file reports with the SEC;

●	avoidance of costs and management’s attention which are required in order to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder;

●	the benefit of reallocating management personnel to devote greater attention to the Company's long-term financial results rather than short-term market concerns; and

●	release of the Company from the reporting obligations of being an Exchange Act reporting Company.

Pengfei Liu, the Company’s Chairman and Chief Executive Officer, commented, “These actions are designed to reduce our operating costs.  The consequences of remaining an SEC-reporting company, which includes significant costs and management time associated with regulatory compliance, outweighed the current benefits of being a NYSE MKT listed company.”

About China Marine

China Marine Food Group Limited is a food and beverage manufacturer of Mingxiang® seafood-based snack foods and Hi-Power® marine algae-based health drinks, and a wholesaler of frozen marine catch in five provinces in the PRC. Founded in 1994, China Marine has grown steadily and positioned its Mingxiang® brand as a category leader in 3,500 retail food sales points and 14,000 beverage sales points in China. The Company has received "The Famous Brand" and "Green Food" awards. Located in Fujian province, it is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea. The Company is committed to the highest standard of quality control with the ISO9001, ISO14001, HACCP certification and EU export registration.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of China Marine Food Group Limited and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes”, “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. China Marine Food Group Limited is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

For more information, please contact:

COMPANY

Ka Yuk Suen
China Marine Food Group Ltd.
Suite 815, 8/F., Ocean Centre
Harbour City, 5 Canton Road
Tsimshatsui, Kowloon, Hong Kong
Tel:  (852) 2111-8696
Email: suenkayuk@gmail.com
Web: www.china-marine.cn